SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SEMELE GROUP, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing is being made by Semele Group, Inc., pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

Subject Company: Semele Group, Inc.
Commission File No.:    ___________

This filing relates to an announcement by Semele that it had entered into an agreement with Gary D. Engle and James A. Coyne, respectively Semele's CEO and president, who together with their affiliates are the beneficial owners of approximately 58% of the outstanding Semele common stock. Messrs. Coyne and Engle agreed to make a voluntary tender offer for the acquisition of all of the outstanding shares of common stock of Semele not already owned by them (or their affiliates) for $1.40 per share, after Semele has completed a 1 for 4,001 reverse stock split followed immediately by a 4,001 for 1 forward stock split. As a result of the reverse split, each share of common stock held by a shareholder owning 4,000 shares or less immediately before the effective time of the reverse split will be converted into the right to receive from Semele $1.40 per share on a pre-split basis, without interest. Shareholders owning more than 4,000 shares prior to the reverse split will own the same number of shares after completion of the forward split. The announcement and the Agreement to Split and Tender were filed by Semele under cover of Form 8-K on January 15, 2004 and is incorporated by reference

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Semele. When it becomes available, the shareholders should read the proxy statement (including a "going-private" Transaction Statement), as it will contain important information about the transaction. When it becomes available, shareholders can obtain such proxy statement free of charge from the U.S. Securities and Exchange Commission's website at http:/www.sec.gov or from Semele by directing a request to Semele Group, Inc., 200 Nyala Farms Road, Westport, Connecticut 06880.

On January 15, 2004, Semele filed the following Agreement to Split and Tender:

Exhibit

10.1  Agreement to Split and Tender, dated January 14, 2003 by and between Semele Group Inc. on one hand and James A. Coyne and Gary D. Engle on the other hand.